                              DANAHER CORPORATION
                             1250 24TH STREET, N.W.
                             WASHINGTON, D.C. 20037

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 17, 1994

To the Shareholders:

  Notice is hereby given that the 1994 Annual Meeting of Shareholders of Danaher Corporation, (the "Company"), a Delaware corporation (the "Company"), will be held at the ANA Hotel, 2401 M Street, NW, Washington, D.C. 20037, on May 17, 1994 at 4:00 p.m., local time, for the following purposes:

  1. To elect three Directors to hold office for a term of three years and until their successors are elected and qualified.

  2. To approve the appointment of Arthur Andersen & Co. as the Company's independent auditors for the year ending December 31, 1994.

  3.  To approve an amendment to the 1987 Stock Option Plan of the Company.

  4. To approve the grant of an option to acquire shares of Company stock to be made to Mr. George M. Sherman, President and Chief Executive Officer.

  5. To consider and act upon such other business as may properly come before the meeting.

  The Board of Directors has fixed the close of business on March 23, 1994 as the record date for determination of shareholders entitled to notice of and to vote at the meeting and any adjournment thereof.

  Whether or not you expect to be present, please sign, date and return the enclosed proxy card as promptly as possible in the enclosed stamped envelope, the postage on which will be valid if mailed in the United States.

                                          By Order of the Board of Directors

                                          /s/ Patrick W. Allender

                                          Patrick W. Allender
                                          Secretary

March 30, 1994

EVERY SHAREHOLDER'S VOTE IS IMPORTANT. PLEASE MARK, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD AT YOUR EARLIEST CONVENIENCE, WHETHER OR NOT YOU PLAN TO ATTEND THE DANAHER CORPORATION ANNUAL MEETING.

                                PROXY STATEMENT

                              DANAHER CORPORATION
                             1250 24TH STREET, N.W.
                             WASHINGTON, D.C. 20037
                                 (202) 828-0850

                      1994 ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 17, 1994

  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Danaher Corporation, a Delaware corporation (the "Company"), of proxies for use at the 1994 Annual Meeting of Shareholders ("Annual Meeting") to be held at the ANA Hotel on May 17, 1994 at 4:00 p.m., local time, and at any and all adjournments thereof. The Company's principal address is 1250 24th Street, N.W., Washington, D.C. 20037. The date of mailing of this Proxy Statement is on or about March 30, 1994. The purpose of the meeting is to elect three directors of the Company, to approve the appointment of Arthur Andersen & Co. as the Company's independent auditors for the current year, to approve an amendment to the 1987 Stock Option Plan of the Company, to approve the grant of an option to acquire shares of Company stock to be made to Mr. George M. Sherman, President and Chief Executive Officer, and to transact such other business as may properly come before the meeting.

                      OUTSTANDING STOCK AND VOTING RIGHTS

  In accordance with the By-laws of the Company, the Board of Directors has fixed the close of business on March 23, 1994 as the record date for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting. Only shareholders of record on that date will be entitled to vote. A shareholder who submits a proxy on the accompanying form has the power to revoke it by notice of revocation directed to the proxy holders of the Company at any time before it is voted. A subsequently dated proxy, when filed with the Secretary of the Company, will constitute revocation. Proxies will be voted as specified on the proxy card and, in the absence of specific instructions, will be voted for the proposals described in this Proxy Statement and in the discretion of the proxy holders on any other matter which properly comes before the meeting. A shareholder who has given a proxy may nevertheless attend the meeting, revoke the proxy and vote in person. The Board of Directors has selected Steven M. Rales and Mitchell P. Rales to act as proxies with full power of substitution.

  Solicitation of proxies may be made by mail, personal interview, telephone and telegraph by officers and other management employees of the Company, who will receive no additional compensation for their services. The total expense of the solicitation will be borne by the Company and may include reimbursement paid to brokerage firms and others for their expenses in forwarding material regarding the Annual Meeting to beneficial owners.

  The only outstanding securities of the Company entitled to vote at the Annual Meeting are shares of Common Stock. As of the close of business on March 23, 1994, the record date for determining the shareholders of the Company entitled to vote at the Annual Meeting, 28,556,127 shares of the Common Stock of the Company, $.01 par value ("Company Common Stock"), were issued and outstanding. Each outstanding share of Company Common Stock entitles the holder to one vote on all matters brought before the Annual Meeting. The quorum necessary to conduct business at the Annual Meeting consists of a majority of the outstanding shares of Company Common Stock as of the record date.

  The election of the directors nominated will require a plurality of the votes cast in person or by proxy at the Annual Meeting by holders of shares of the Company's Common Stock. In the election of directors, each stockholder is entitled to cast one vote for each director to be elected; cumulative voting is not permitted.

Approval of the appointment of the Company's auditors will require the affirmative vote of the holders of a majority of the shares of the Company's Common Stock cast at the Annual Meeting in person or by proxy. Approval of the amendment to the 1987 Stock Option Plan and the approval of the grant of an option to acquire shares of Company stock to be made to Mr. Sherman require the affirmative vote of the holders of a majority of the shares of common stock of the Company present, or represented, and entitled to vote at the annual meeting.

  Abstentions and "broker non-votes" are counted as present in determining whether the quorum requirement is satisfied. Abstentions and "non-votes" are treated as votes against proposals presented to stockholders other than elections of directors. For purpose of the election of directors, abstentions and broker non-votes are not considered to be votes cast and do not affect the plurality vote required for directors. For purposes of the appointment of the Company's auditors, abstentions and broker non-votes will not be considered votes cast for the foregoing purposes. For purposes of approval of the amendment to the 1987 Stock Option Plan and the approval of the option grant to Mr. Sherman, abstentions are treated as present and entitled to vote on the matter and have the effect of a vote against the proposal and broker non-votes are not considered to be votes cast.

              BENEFICIAL OWNERSHIP OF COMPANY COMMON STOCK BY
               DIRECTORS, OFFICERS AND PRINCIPAL SHAREHOLDERS

  As of March 23, 1994, the beneficial ownership of Company Common Stock by directors and the nominees for directors, by each of the executive officers named in the Summary Compensation Table, by any principal Shareholders beneficially owning more than five percent of the Company's Common Stock and by all present executive officers and directors of the Company as a group, was as follows:

                                                   NUMBER OF SHARES    PERCENT
NAME                                              BENEFICIALLY OWNED   OF CLASS
- ----                                              ------------------   --------
Mortimer M. Caplin...............................         53,937          *
George M. Sherman................................        600,000(4)       2.1%
Donald J. Ehrlich................................         10,000          *
Walter G. Lohr, Jr...............................         37,000          *
Mitchell P. Rales................................     12,684,649(1)      44.4%
Steven M. Rales..................................     12,684,649(1)      44.4%
W. John Weinhardt................................         24,000(5)       *
Patrick W. Allender..............................         67,227(6)       *
John P. Watson...................................          7,200(7)       *
A. Emmet Stephenson, Jr..........................         58,030(2)       *
T. Rowe Price Associates, Inc. ..................      1,450,849(3)       5.1%
All executive officers and directors as a group
 (includes 13 persons)...........................     13,564,043(1)(2)   47.5%

- --------
(1) The aggregate holdings for Steven and Mitchell Rales include all of the 10,013,783 shares of Company Common Stock owned by Equity Group Holdings, of which Steven M. Rales and Mitchell P. Rales are the general partners. All of the shares owned by Equity Group Holdings are held with sole voting and dispositive power. Their business address, and that of Equity Group Holdings, is 1250 24th Street, N.W., Washington, D.C. 20037.
(2) Includes 34,030 shares of Company Common Stock held in the names of Stephenson Ventures, a limited partnership of which the sole general partner is A. Emmet Stephenson, Jr., and 20,000 shares held in the name of Tessa Fund, a general partnership beneficially owned by trusts for the benefit of the daughter of Mr. Stephenson, who is the general partner for control purposes only. Bank One, Denver as Trustee owns 4,000 shares in individual retirement accounts for the benefit of A. Emmet Stephenson, Jr. and his wife.
(3) T. Rowe Price Associates, Inc.'s address is: 100 E. Pratt Street, Baltimore, Maryland 21202.

(4) Mr. Sherman has the option to acquire 500,000 shares of common stock.
(5) Mr. Weinhardt has the option to acquire 24,000 shares of common stock.
(6) Mr. Allender has the option to acquire 20,000 shares of common stock.
(7) Mr. Watson has the option to acquire 7,200 shares of common stock.
 *  Represents less than 1% of the outstanding Company Common Stock.

  Apart from Steven M. Rales and Mitchell P. Rales and T. Rowe Price Associates, Inc., the Company knows of no other person that beneficially owns 5% or more of its Common Stock.

                                  PROPOSAL 1.

                      ELECTION OF DIRECTORS OF THE COMPANY

  The Company's Certificate of Incorporation provides that the Board of Directors shall be divided into three classes with the number of directors in each class to be as equal as possible. The Board has fixed the number of directors of the Company at seven. At the 1994 Annual Meeting of Shareholders, shareholders will elect three directors to serve until the 1997 Annual Meeting of Shareholders and until their successors are duly elected and qualified. The Board of Directors has nominated Messrs. Mortimer M. Caplin, Donald J. Ehrlich and Walter G. Lohr, Jr. to serve as directors in the class whose term expires in 1997. Messrs. Mitchell P. Rales, George M. Sherman and A. Emmet Stephenson, Jr. will continue to serve as directors in the class with a term expiring in 1996, and Mr. Steven M. Rales will continue to serve as a director with his term expiring in 1995.

  The names of the nominees and the directors continuing in office, their principal occupations, the years in which they became directors and the years in which their terms expire are set forth below. In the event the nominees shall decline or be unable to serve, it is intended that the proxies will be voted in the discretion of the proxy holders. The Company knows of no reason to anticipate that this will occur.

            NOMINEES FOR ELECTION AT THIS YEAR'S ANNUAL MEETING
              TO SERVE IN THE CLASS WHOSE TERM EXPIRES IN 1997

                                                               DIRECTOR  TERM
           NAME            AGE      PRINCIPAL OCCUPATION        SINCE   EXPIRES
           ----            ---      --------------------       -------- -------
 Mortimer M. Caplin (a,c).  77 Senior Member of Caplin &         1990    1994
                                Drysdale, a law firm in
                                Washington, D.C., for over
                                five years; Director of
                                Fairchild Industries, Inc.,
                                Fairchild Corporation,
                                Presidential Realty
                                Corporation, and Unigene
                                Laboratories, Inc.
 Donald J. Ehrlich (a,c)    56 President and Director of         1985    1994
                                Wabash National Corp. for
                                five years; Director of
                                Indiana Secondary Market for
                                Educational Loans, Inc. and
                                INB National Bank, N.W.
 Walter G. Lohr, Jr. (a)    50 Partner of Hogan & Hartson, a     1983    1994
                                law firm in Baltimore,
                                Maryland, since 1992;
                                attorney in private practice
                                1987-1992.

(a) Member of the Compensation Committee of the Board of Directors.
(b) Mitchell Rales and Steven Rales are brothers.
(c) Member of the Audit Committee of the Board of Directors.

                     CURRENT DIRECTORS WHOSE TERM WILL
                         CONTINUE AFTER THIS MEETING

                                                               DIRECTOR  TERM
           NAME            AGE      PRINCIPAL OCCUPATION        SINCE   EXPIRES
           ----            ---      --------------------       -------- -------
 Steven M. Rales (b)......  42 Chairman of the Board of the      1983    1995
                                Company since 1984; Chief
                                Executive Officer of the
                                Company until Feb. 1990;
                                General Partner of Equity
                                Group Holdings, a
                                partnership located in
                                Washington, D.C. with
                                interests in publicly traded
                                securities, manufacturing
                                companies and media
                                operations, since 1979; and
                                Director of Wabash National
                                Corp.
 Mitchell P. Rales (b)....  37 President of the Company from     1983    1996
                                1987 to February 1990;
                                Executive Vice President of
                                the Company from January
                                1984 to March 1987; General
                                Partner of Equity Group
                                Holdings, a general
                                partnership located in
                                Washington, D.C. with
                                interests in publicly traded
                                securities, manufacturing
                                companies and media
                                operations, since 1979;
                                Director of Wabash National
                                Corp. From July 1, 1991 to
                                January 2, 1992, Mr. Rales
                                served as acting president
                                of CPC-Rexcel, Inc., a
                                manufacturer of plastic food
                                containers, following the
                                resignation of that
                                company's chief executive
                                officer, until the search
                                for a new chief executive
                                officer was completed. CPC-
                                Rexcel, Inc. filed a
                                voluntary petition under
                                Chapter 11 of the Federal
                                Bankruptcy Code in November
                                1992.
 George M. Sherman........  52 President and Chief Executive     1990    1996
                                Officer of the Company since
                                February 1990; Executive
                                Vice President and President
                                of the Power Tools and Home
                                Improvement Group of The
                                Black & Decker Corporation
                                from 1985 to 1990.
 A. Emmet Stephenson, (c).  48 President of Stephenson and       1986    1996
                                Co., a private investment
                                management firm in Denver,
                                Colorado for more than five
                                years; Senior Partner of
                                Stephenson Merchant Banking
                                for more than five years.

               THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

  The Board of Directors had a total of four meetings during 1993. All directors attended at least 75% of the meetings of the Board of Directors and of the Committees of the Board of Directors on which they served during 1993.

  The Executive Committee acts on behalf of the Board of Directors of the Company between meetings of the Board of Directors. The Executive Committee comprised of Messrs. George M. Sherman, Steven M. Rales and Mitchell P. Rales met two times in 1993.

  The Audit Committee reviews the financial statements of the Company to confirm that they reflect fairly the financial condition of the Company and to appraise the soundness, adequacy and application of accounting and operating controls. The Audit Committee recommends independent auditors to the Board of Directors, reviews the scope of the audit function of the independent auditors and reviews audit reports rendered by the independent auditors. The Audit Committee met two times during 1993.

  The Compensation Committee reviews the Company's Compensation philosophy and programs, and exercises authority with respect to the payment of direct salaries and incentive compensation to Company officers. The Compensation Committee is also responsible for the oversight of the stock option plans of the Company. The Compensation committee met two times in 1993.

  The Company has no Nominating Committee of its Board of Directors.

                     EXECUTIVE OFFICERS OF THE REGISTRANT

  Executive Officers of the Company are:

                                                                         OFFICER
         NAME         AGE          POSITION                               SINCE
         ----         ---          --------                              -------
 Steven M. Rales..... 42  Chairman of the Board                           1984
 Mitchell P. Rales... 37  Chairman of the Executive Committee             1984
 George M. Sherman... 52  Chief Executive Officer, President and          1990
                           Director
 Patrick W. Allender. 47  Senior Vice President, Chief Financial          1987
                           Officer and Secretary
 James H. Ditkoff.... 48  Vice President-Finance/Tax                      1991
 W. John Weinhardt... 43  Vice President and Group Executive              1991
 C. Scott Brannan.... 35  Vice President Administration and Controller    1987
 John P. Watson...... 49  Vice President and Group Executive              1993

  Steven M. Rales has served as Chairman of the Board since January 1984. He has been a General Partner, since 1979, in Equity Group Holdings, a general partnership located in Washington, D.C. with interests in media operations, publicly traded securities and manufacturing companies.

  Mitchell P. Rales has served as a director of the Company since January 1984, President from March 1987 to January 1990 and Executive Vice President from January 1984 to March 1987. He has been a General Partner of Equity Group Holdings since 1979. From July 1, 1991 to January 2, 1992, Mr. Rales served as acting president of CPC-Rexcel, Inc., a manufacturer of plastic food containers, following the resignation of that company's chief executive officer and until the search for a new chief executive officer was completed. CPC-Rexcel, Inc. filed a voluntary petition under Chapter 11 of the Federal Bankruptcy Code in November 1992.

  George M. Sherman has served as President and Chief Executive Officer and a director of the Company since February 1990. He served as a corporate Executive Vice President and President of the Power Tools and Home Improvement Group at The Black and Decker Corporation from 1985 to 1990.

  Patrick W. Allender has served as Chief Financial Officer of the Company since March, 1987.

  James H. Ditkoff was appointed Vice President-Finance/Tax in January, 1991. He has served in an executive capacity in finance/tax for the Company since September, 1988. He was Vice President, Taxes for Pepsico, Inc. prior thereto.

  W. John Weinhardt was appointed Vice President and Group Executive in January, 1991. Prior to joining the Company in November, 1990, he held various management positions with Prestolite Wire Corporation and Bendix/Allied Signal Corporation, including most recently President and CEO of Prestolite Wire Corporation.

  C. Scott Brannan was appointed Vice President-Administration and Controller of the Company in November, 1987.

  John P. Watson was appointed Vice President and Group Executive in 1993. He has served the Company in an executive capacity in its Tool Group since September, 1990. He was Executive Vice President for the Sterling Group, a division of the Kohler Company, prior thereto.

                           COMPENSATION OF DIRECTORS
                             AND EXECUTIVE OFFICERS

  The following table sets forth certain information concerning the compensation for the last three completed fiscal years of the Chief Executive Officer and the five executive officers of the Company who, in addition to the Chief Executive Officer, received the highest compensation during 1993.

                           SUMMARY COMPENSATION TABLE

                                                              LONG TERM
                  ANNUAL COMPENSATION                       COMPENSATION
- ------------------------------------------------------- ---------------------
                                                               AWARDS
                                                        ---------------------
                                                 (E)
                                                OTHER      (F)        (G)        (H)
 (A)                                           ANNUAL   RESTRICTED SECURITIES ALL OTHER
 NAME AND                       (C)     (D)    COMPEN-    STOCK      UNDER-    COMPEN-
 PRINCIPAL               (B)  SALARY   BONUS  SATION(1) AWARDS(2)    LYING    SATION(3)
 POSITION                YEAR   ($)     ($)      ($)       ($)     OPTION (#)    ($)
 ---------               ---- ------- ------- --------- ---------- ---------- ---------
 George M. Sherman...... 1993 675,000 800,000       --     --       200,000    $34,000
 President and CEO       1992 675,000 540,000 1,027,998    --           --      27,000
                         1991 675,000 145,800       --     --           --      24,000
 Steven M. Rales........ 1993 295,000     --        --     --           --      19,000
 Chairman of the Board   1992 295,000     --        --     --           --      19,000
                         1991 295,000     --        --     --           --      18,000
 Mitchell P. Rales...... 1993 295,000     --        --     --           --      19,000
 Chairman,               1992 295,000     --        --     --           --      19,000
 Executive Committee     1991 295,000     --        --     --           --      18,000
 W. John Weinhardt...... 1993 187,500 234,000       --     --        15,000     19,000
 Vice President and      1992 176,666 135,200       --     --           --      19,000
 Group Executive         1991 175,000 105,000       --     --           --       1,000
 Patrick W. Allender.... 1993 176,666 180,000       --     --        30,000     19,000
 Senior Vice President   1992 157,500 124,000       --     --        20,000     19,000
 and CFO                 1991 140,833  31,300       --     --           --      18,000
 John P. Watson......... 1993 180,666 150,000       --     --        25,000     19,000
 Vice President and      1992 164,333 100,000       --     --         6,000     19,000
 Group Executive         1991 153,500     --        --     --           --      18,000

- --------
(1) Represents tax gross-up payments on restricted stock grant
(2) Mr. Sherman received a grant of 200,000 shares in 1990; 100,000 are currently vested and 100,000 vest in August, 1996. Vested shares participate in dividends ($12,000 in 1993, none prior thereto) on a non-preferential basis. The value of the 200,000 shares at December 31, 1993 was $7,625,000.
(3) Includes contributions to the Company's 401(k) plan for all individuals; in the case of Mr. Sherman, it also includes supplemental term life insurance ($6,000) and financial consulting fees ($9,000).

                       OPTION GRANTS IN LAST FISCAL YEAR

  The following table sets forth certain information relating to options granted to purchase shares of the Company Common Stock.

                                                                         POTENTIAL REALIZABLE VALUE AT
                                                                            ASSUMED ANNUAL RATES OF
                                                                         STOCK PRICE APPRECIATION FOR
                           INDIVIDUAL GRANTS                                    OPTION TERM (3)
- ----------------------------------------------------------------------- -------------------------------
          (A)                (B)          (C)         (D)       (E)       (F)       (G)         (H)
                            NO. OF
                          SECURITIES   % OF TOTAL
                          UNDERLYING    OPTIONS    EXERCISE
                         OPTIONS/SARS  GRANTED TO   OR BASE
                           GRANTED    EMPLOYEES IN   PRICE   EXPIRATION
      NAME                 (#) (1)    FISCAL YEAR  ($/SH)(2)    DATE     0%($)     5%($)      10%($)
      ----               ------------ ------------ --------- ---------- ------------------- -----------
George Sherman (4)......   200,000        37.3%     $27.00     4/8/03    $   0    3,396,003   8,606,191
W. John Weinhardt.......    15,000         2.8%     $36.50    12/7/03    $   0      891,817   1,967,572
Patrick W. Allender.....    30,000         5.6%     $36.50    12/7/03    $   0    1,783,634   3,935,144
John P. Watson..........    20,000         3.7%     $29.88    5/18/03    $   0      973,424   1,550,019
John P. Watson..........     5,000         0.9%     $36.50    12/7/03    $   0      297,272     655,857

- --------
(1) Options become exercisable ratably beginning one year from date of grant through five years from date of grant.
(2) Options were granted at fair market value on the date of grant.
(3) The dollar amounts set forth under these columns are the result of calculations of assumed annual rates of stock price appreciation from the date of the grant to the date of expiration of such options of 0%, 5%, and 10%. These assumptions are not intended to forecast future price appreciation of the Company's stock price. The Company's stock price may increase or decrease in value over the time period set forth above.
(4) Options are subject to shareholders' approval.

                              FY-END OPTION VALUES

  The following table sets forth certain information concerning the number of unexercised options and the value of unexercised options at the end of 1993 for the executive officers whose compensation is reported in the Summary Compensation Table. Value is considered to be, in the case of unexercised options, the difference between the exercise price and the market price at December 31, 1993. No stock options were exercised by any of the executive officers named in the Summary Compensation Table during 1993.

                                    NUMBER OF SECURITIES   VALUE OF UNEXERCISED
                                   UNDERLYING UNEXERCISED  IN-THE-MONEY OPTIONS
                                    OPTIONS AT FY-END(#)       AT FY-END($)
                                        EXERCISABLE/           EXERCISABLE/
   NAME                                UNEXERCISABLE          UNEXERCISABLE
   ----                            ---------------------- ----------------------
George M. Sherman.................    500,000/200,000(1)  $12,687,500/$2,225,000
W. John Weinhardt.................     24,000/ 31,000         570,000/   404,375
Patrick W. Allender...............     13,000/ 52,000         275,625/   472,500
John P. Watson....................      7,200/ 33,800         148,350/   195,525

- --------
(1) Subject to Shareholders Approval.

                           COMPENSATION OF DIRECTORS

  Directors who are not officers of the Company receive meeting attendance fees of $750 per meeting (excluding telephonic meetings), together with quarterly fees of $3,000.

              EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT

  Pursuant to the terms of termination agreements between the Company and Messrs. Sherman, Watson and Weinhardt, if the Company were to terminate employment without cause, as defined therein, Mr. Sherman's salary and benefits would continue for an additional 24 months, and Messrs. Watson and Weinhardt's salary and benefits would continue for an additional 12 months. See "Report of The Compensation Committee of the Board of Directors on Executive Compensation" for further discussion of Mr. Sherman's contract.

                 BOARD INTERLOCKS AND INSIDER PARTICIPATION
                  CONCERNING EXECUTIVE OFFICER COMPENSATION

  Messrs. Steven M. Rales, Mitchell P. Rales and George M. Sherman receive a salary set by the Compensation Committee of the Board of Directors and also serve as directors, however, they do not participate in deliberations regarding their own compensation. Messrs. Steven M. Rales and Mitchell P. Rales also serve as directors and participate in deliberations concerning executive officer compensation at Wabash National Corp., of which Donald J. Ehrlich, a director of the Company, serves as President. The members of the Compensation Committee are Walter G. Lohr, Jr., Mortimer M. Caplin and Donald
J. Ehrlich.

                  REPORT OF THE COMPENSATION COMMITTEE OF
              THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

  The report is not deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission (the "SEC") or subject to the SEC's proxy rules or to the liabilities of Section 18 of the Securities Exchange Act of the 1934 (the "1934 Act"), and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Corporation under the Securities Act of 1933 or the 1934 Act.

  Total executive officer compensation is comprised of three principal components: annual salary, annual incentive compensation, and grants of options to purchase Company stock. In the case of Mr. Sherman, this included a restricted stock grant at the time of his hire. The Board endeavors to establish total compensation packages for each executive officer equal to the value of that executive's services determined by both what other companies have or might pay the executive for his services and this relationship to other executive positions within the Company, as negotiated at the date of hire. This base is then adjusted annually based on the Board's assessment of individual performance. To date, the Board has been satisfied in assessing these values without the assistance of outside consulting services.

  A fundamental element of the Company's compensation policy is that a substantial portion of each executive's compensation be directly related to the success of the Company. This is accomplished in two ways. First, the annual incentive compensation program requires that the Company, or the Company's businesses for which the executive is directly responsible, achieve certain minimum targets in earnings level (earnings per share which has a majority weighting) and working capital management (working capital turnover, which has a minority weighting). If performance for the year is below minimum targeted levels (generally approximately three-quarters of the earnings target must be achieved and working capital management must exceed target levels) there would be no payment. If the minimum targets are met or exceeded, each executive receives a formula-based payout taking into account the Company's performance and his or her personal contribution thereto.

  Secondly, executives and other key employees who, in the opinion of the Committee, contribute to the growth, development and financial success of the Company are eligible to be awarded options to purchase Company stock. These grants are normally made at the fair market value on the date of grant with vesting over a five year period. In addition to the factors discussed above, the amount of options granted is impacted both by the level of the employee within the Company's management and the amount of options previously granted to the employee. Thereby, the compensation value of this element is directly related to the performance of the Company as measured by its returns to stockholders over at least a five year period.

  Mr. Sherman's compensation is governed by a written contract dated January 2, 1990, whereby he agreed to serve as President and Chief Executive Officer. The contract provides for Mr. Sherman to be paid a base salary of $675,000 per year and an annual formula-based incentive compensation award, if earned, as determined by the Compensation Committee. He also received 200,000 shares of restricted stock (see Summary Compensation Table) and an option to acquire 500,000 shares (see Year End Option Value Table) of the Company stock, and has received, or will receive, tax gross-up payments related to these items. In addition, Mr. Sherman's contract requires the Company to provide supplemental term life insurance and financial consulting services to him (see Summary Compensation Table) and to provide severance benefits discussed previously.

  The Compensation Committee had two deliberations concerning Mr. Sherman's 1993 Compensation during which the members considered a grant of additional options to acquire Company shares under the Company's 1987 Employee Stock Option Plan. The Committee discussed Mr. Sherman's contribution to the development, growth, and financial success of the Company as well as the Company's preference for performance based compensation. The Committee and subsequently the Board of Directors recommended, and Mr. Sherman agreed, that his base salary, which has not increased since he joined the Company, would not be increased during the remainder of the term of his contract. Therefore, during the remaining term of his contract with the Company, any increases in Mr. Sherman's compensation will be tied directly to the financial performance of the Company and the Company's stock price. In that regard, the Board of Directors granted to Mr. Sherman options to acquire 200,000 shares of the Company stock at an option price equal to the fair market value as of the effective date of the grant, subject to ratification of the Compensation Committee and approval by the shareholders at the 1994 annual meeting. The Committee also evaluated Mr. Sherman's annual incentive compensation award for 1993. The Committee assessed Mr. Sherman's performance in light of the targets referenced above and awarded Mr. Sherman an incentive compensation payment of $800,000 for 1993. For 1994, the Committee has established a maximum bonus payment of up to $1,000,000 based on achievement of the above described criteria.

  The Committee has considered the impact of newly enacted provisions of the federal income tax laws that in certain circumstances disallow compensation deductions in excess of $1 million for any year with respect to the executive officers named in proxy statements of publicly traded companies. The Securities and Exchange Commission requires compensation committees of public companies to state their compensation policies relative to this $1 million deduction limit.

  With respect to the Company's Chief Executive Officer, a portion of his compensation is determined pursuant to a binding contract dated January 2, 1990 and, accordingly, is not subject to the deduction limit. In addition, the Committee has determined that the provisions of the Company's 1987 Stock Option Plan as proposed to be amended by Proposal 3 should enable the Company to comply, to the extent deemed desirable, with an exception to the $1 million deduction limit for performance-based compensation with respect to awards made under that plan. The Committee also believes that the 1994 bonus award to be paid to the Company's Chief Executive Officer will not exceed the $1 million deduction limit and accordingly should be fully deductible by the Company.

  The Committee does not anticipate that the compensation of the other named executive officers will be affected by the deductibility limit referred to above.

  The Company does not maintain a long-term incentive plan. The Company has not repriced any options or stock appreciation rights during the last ten years.

                COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

                              Walter G. Lohr, Jr.
                               Mortimer M. Caplin
                               Donald J. Ehrlich

                            STOCK PERFORMANCE CHART

  As part of proxy statement disclosure requirements mandated by the Securities and Exchange Commission, the Company is required to provide a five-year comparison of the cumulative total shareholder return on its Common Stock with that of a broad equity market index and either a published industry index or a Company constructed peer group index. This graph is not deemed to be "soliciting material" or to be "filed" with the SEC or subject to the SEC's proxy rules or to the liabilities of Section 18 of the 1934 Act, and the graph shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Corporation under the Securities Act of 1933 or the 1934 Act.

  The following chart compares the yearly percentage change in the cumulative total shareholder return in the Company's Common Stock during the five years ended December 31, 1993 with the cumulative total return on the S&P 500 Index (the equity index) and the Wilshire 5000 Index (the peer index). The comparison assumes $100 was invested on December 31, 1988 in the Company's Common Stock and in each of the above indices with reinvestment of dividends.

                                 [INSERT CHART]


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  The Company, from time to time, has been involved in transactions with Equity Group Holdings and its affiliates. The Company has received legal services from the firm of Caplin & Drysdale, of which Mr. Caplin, a Director, is a principal. The amount of such fees for 1993 was less than five-percent of such firm's gross revenues. These transactions, which are conducted on an arms length basis are not material, either individually or in the aggregate.

                                  PROPOSAL 2.

                      APPROVAL OF APPOINTMENT OF AUDITORS

  The Board of Directors has appointed Arthur Andersen & Co., a national accounting firm of independent certified public accountants, to act as independent accountants for the Company and its consolidated subsidiaries for 1994. Arthur Andersen & Co. has been the Company's auditors since 1976 and has advised the Company that the firm does not have any direct or indirect financial interest in the Company or any of its subsidiaries, nor has such firm had any such interest in connection with the Company during the past five years other than its capacity as the Company's independent certified public accountants. A representative of Arthur Andersen & Co. is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he desires to do so and to be available to answer questions from shareholders.

  The Board of Directors of the Company unanimously recommends that shareholders vote FOR ratification and approval for the selection of Arthur Andersen & Co. to serve as independent auditors for the Company for 1994.


                                  PROPOSAL 3.

                    AMENDMENT TO THE 1987 STOCK OPTION PLAN

  The Company's 1987 Stock Option Plan (the "Plan") was approved by shareholders at the 1987 Annual Meeting. An amendment to the Plan increasing the number of shares available for award from 1,300,000 to 1,800,000 and limiting the total number of option shares awarded to any individual under the Plan to 500,000 shares was approved by the Board of Directors, subject to shareholder approval. The text of the proposed amendment is set forth as Exhibit A to this Proxy Statement.

PURPOSE OF THE PLAN

  The Purpose of this Plan is to increase the ownership of the Company Common Stock by those key employees who contribute to the continued growth, development and financial success of the Company and its subsidiaries, and to attract and retain such employees and reward them for the Company's performance. The Plan permits grants of non-qualified stock options and stock appreciation rights.

NUMBER OF SHARES

  The Plan as amended, provides that 1,800,000 share of Common Stock of the Company will be available for awards to key employees in the form of non-qualified stock options and stock appreciation rights, subject to adjustment to reflect certain subsequent events relating to Common Stock such as stock dividends, stock splits and share exchanges. The shares of Company Common Stock utilized in connection with the Plan may be either authorized but unissued shares or shares acquired and held in the treasury of the Company. No more than 500,000 shares may be issued to any individual with respect to awards made under the Plan.

ADMINISTRATIVE; ELIGIBILITY

  The selection and the extent of participants in the Plan will be determined by the Board of Directors, which may delegate its authority to a committee (the "Committee") consisting of at least two members of the Board of Directors who are not eligible for awards. Key employees of the Company and its subsidiaries who, in the opinion of the Committee, contribute to the growth, development and financial success of the Company or its subsidiaries are eligible for awards. In determining the size of awards, the Committee will take into account a participant's responsibility level, performance, potential, cash compensation level and the fair market value of the Company Common Stock at the time of the award as well as such other considerations as it deems appropriate. The Board of Directors estimates that approximately 100 persons are eligible to receive awards under the Plan.

DURATION; EFFECTIVE DATE

  The Plan has been effective since October 20, 1987, and options may be granted under the Plan until October 20, 1997.

NON-QUALIFIED STOCK OPTIONS

  The Board of Directors or the Committee may grant a participant options which are non-qualified under the Internal Revenue Code of 1986. The timing and size of options awarded will be subject to guidelines adopted by the Committee, which may in its discretion provide that an option may not be exercised in whole or in part for any period or periods. Options may be reacquired in the discretion of the Board of Directors or the Committee for cash.

STOCK APPRECIATION RIGHTS

  In the discretion of the Board of Directors or the Committee, any or all optionees may be given the right at any time during the option period, to surrender all or part of their options and to receive from the Company a payment equal to the appreciation that they would have realized on shares of stock had the related options been exercised and the option stock sold.

  The amount payable by the Company upon exercise of a stock appreciation right may be paid either in cash, in Common Stock of the Company or in a combination thereof, as the Board of Directors of the Committee in its sole discretion shall determine. However, the total number of shares which may be received pursuant to a stock appreciation right may not exceed the total number of shares subject to the related option. Shares to which a stock appreciation right is related shall be used not more than once to calculate the amounts to be received pursuant to an exercise of such right. The Board of Directors or the Committee, may, in its sole discretion prohibit or limit the exercise of stock appreciation rights for a period or periods as to determines to be in the best interest of the Company and its stockholders.

STOCK OPTION AGREEMENTS

  Non-qualified stock options will be evidenced by agreements approved by the Board of Directors or the Committee, and a stock appreciation right will be evidenced by an agreement incorporated in or amending the stock option agreement to which the stock appreciation right relates. These agreements will contain terms and conditions relating to medium of payment, number of shares, option price (which will not be less than 85% of the fair market value of the shares subject to the option on the date of grant), date of exercise, repurchases, exercise in the event a participant ceases employment with the Company, and other provisions that the Committee deems advisable.

SUBSTITUTE AWARDS

  Non-qualified stock options and stock appreciation rights may be granted under the Plan in substitution for similar awards held by employees of the corporations who become or are about to become key employees of the Company as a result of a merger, acquisition of assets or stock, consolidation or reorganization. The terms and conditions of the substitute awards may vary from the terms and conditions of the Plan to such extent as the Committee at the time of the grant may deem appropriate in order to conform, in whole or in part, to provisions of awards in substitution for which they are granted. However, no variation which materially extends the period for granting awards, or materially modifies the requirements as to eligibility can be effected without shareholder approval.

EFFECT OF MERGER OR ACQUISITION

  If the Company is the surviving or resulting corporation in any merger, acquisition of assets or stock, consolidation or reorganization, rights granted under the Plan shall survive, and the Board of Directors shall make any necessary determinations and adjustments to preserve the rights and benefits of participants. If the Company is not the surviving or resulting corporation in any such transaction, the successor corporation may, but shall not be required to, assume the rights and obligations of the Company under the Plan.

AMENDMENT OF PLAN

  The Board of Directors may at any time and from any time alter, amend, suspend, or discontinue the Plan, except no such action may be taken without stockholder approval which materially increase the benefits to participants under the Plan, materially increases the number of shares to be issued, materially extends the period for granting awards, or materially modifies the requirements as to eligibility. In addition, no such action may be taken which adversely affects the rights of a participant under the Plan without his consent.

FEDERAL INCOME TAX CONSEQUENCES

  Under current law, there will be no federal income tax consequences to either the optionee or the Company upon the grant of a non-qualified stock option. An option holder who exercises a non-qualified stock option will generally realize compensation taxable as ordinary income in an amount equal to the difference between the option price and the fair market value of the shares on the date of the exercise. The option holder's basis in such shares will be their fair market value on the date of exercise, and when he disposes of the shares he will generally recognize capital gain or loss, either long-term or short-term, depending on the holding period of the shares.

  The grant of a stock appreciation right will not result in taxable income to the option holder or a deduction to the Company. An option holder who exercises a stock appreciation right will realize compensation taxable as ordinary income in an amount equal to the cash or the fair market value of the shares received on the date of exercise. The option holder's basis in any share received will be equal to the amount of compensation income recognized with respect to the exercise, and when he disposes of the shares he will generally recognize capital gain or loss, either long-term or short-term, depending on the holding period of the shares.

  Generally, the Company is entitled to a deduction in the amount of the income recognized by the option holder at the time an option or stock appreciation right is exercised. Beginning in 1994, the Company's deductions for an executive officer named in the proxy statement may be limited to the extent compensation paid to such officer for any year exceeds $1 million. However, an exception to this limit is provided with respect to options and stock appreciation rights granted at fair market value under a plan that is approved by shareholders and administered by outside directors who satisfy certain conditions imposed by proposed regulations issued by the Internal Revenue Service, provided the plan limits the maximum number of shares that may be issued to any individual. If the Company's shareholders approve the proposed amendment of the Plan, it is expected that the requirements of this exception will be satisfied for options and stock appreciation rights granted at fair market value under the Plan.

  The Internal Revenue Service has ruled that an employee who allows a stock appreciation right to expire, other than as a result of exercising the related option, will have taxable income in the year of expiration equal to the amount of cash or the fair value of stock which he would have received if he had exercised his stock appreciation right.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS APPROVE THE AMENDMENT TO THE 1987 STOCK OPTION PLAN. APPROVAL REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES OF COMMON STOCK OF THE COMPANY PRESENT, OR REPRESENTED, AND ENTITLED TO VOTE AT THE ANNUAL MEETING.

                                  PROPOSAL 4.

                   APPROVAL OF OPTION GRANT TO PRESIDENT
                         AND CHIEF EXECUTIVE OFFICER

  By Unanimous Written Consent dated as of April 8, 1993, the Board of Directors of the Company granted 200,000 non-qualified stock options to George
M. Sherman under the Company's 1987 Stock Option Plan at fair market value at the close of business on that date ($27.00 per share), subject to approval of the Compensation Committee of the Board of Directors and by a vote of a majority of the Company's shareholders. The Compensation Committee approved this grant (see Report of Compensation Committee) on December 7, 1993.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS APPROVE THE OPTION GRANT TO THE PRESIDENT AND CHIEF EXECUTIVE OFFICER. APPROVAL REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES OF COMMON STOCK OF THE COMPANY PRESENT, OR REPRESENTED, AND ENTITLED TO VOTE AT THE ANNUAL MEETING.

                                 OTHER MATTERS

  The management of the Company is not aware of any other business that may come before the meeting. However, if additional matters properly come before the meeting, proxies will be voted at the discretion of the proxy holders.

                             SHAREHOLDER PROPOSALS

  Shareholder proposals intended to be presented at the 1995 Annual Meeting of Shareholders of the Company must be received by the Company at its principal executive offices, Danaher Corporation, 1250 24th Street, N.W., Washington, D.C. 20037, no later than November 27, 1994 for inclusion in the Proxy Statement and Proxy relating to the 1995 Annual Meeting of Shareholders.

                                          By Order of the Board of Directors

                                          /s/ Patrick W. Allender

                                          Patrick W. Allender
                                          Secretary

Dated: March 30, 1994

  COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1993 MAY BE OBTAINED, WITHOUT CHARGE, BY WRITING TO THE COMPANY.

                                                                       EXHIBIT A

                      AMENDMENT TO DANAHER CORPORATION
                           1987 STOCK OPTION PLAN

  Resolved that, as recommended and declared advisable by the Board of Directors, the Company's 1987 Stock Option Plan be amended by striking out SECTION FIVE in its entirety and substituting in lieu thereof the following:

                SECTION FIVE. GRANT OF AWARDS AND LIMITATION
                    OF NUMBER OF SHARES OF STOCK AWARDED.

  The Board or the Committee may, from time to time, grant Awards of Stock to one or more Eligible Employees; provided that (i) subject to any adjustment pursuant to Section Eleven or Twelve, the aggregate number of shares of Stock subject to awards under this Plan may not exceed 1,800,000 shares; (ii) to the extent that an Award lapses or the rights of the Participant to whom it was granted terminate, any shares of Stock subject to such Awards shall again be available for the grant of an award hereunder; and (iii) shares ceasing to be subject to an award because of the exercise of a Non-qualified Stock Option and Stock Appreciation Right shall no longer be available for the grant of an Award hereunder and (iv) no Eligible Employee shall receive an Award or Awards under this Plan for, in the aggregate, more than 500,000 shares. In determining the size of awards, the Board or the Committee may take into account a Participant's responsibility level, performance, potential, cash compensation level, the Fair Market Value of the Stock at the time of Awards and such other considerations as it deems appropriate.

                              DANAHER CORPORATION
                                 PROXY FOR 1994
                  ANNUAL MEETING OF SHAREHOLDERS--MAY 17, 1994
     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF DANAHER
                                  CORPORATION

  The undersigned acknowledges receipt of the Proxy Statement and Notice, dated March 30, 1994, of the Annual Meeting of Shareholders and hereby appoints Steven M. Rales and Mitchell P. Rales, and each of them, with full power of substitution, the attorneys, agents and proxies of the undersigned, to act for and in the name of the undersigned and to vote all the shares of Common Stock of the undersigned which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Danaher Corporation (the "Company") to be held May 17, 1994, and at any adjournment or adjournments thereof, for the following matters:

                            PLEASE SEE REVERSE SIDE

                                               Dated:                    , 1994
                                                      -------------------

                                               --------------------------------

                                               --------------------------------
                                                 Signature of Shareholder(s)

Please sign, date and promptly return this proxy in the enclosed envelope. No postage is required if mailed in the United States. (Please sign exactly as your name appears in the space on the left. If stock is registered in more than one name, each holder should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the proxy must be signed by a duly authorized officer, and his title should appear next to his signature.)

  Proxies will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 and 4. (Please sign and date on the reverse side.)


1. ELECTION OF DIRECTORS

Nominees Mortimer M. Caplin, Donald J. Ehrlich and Walter G. Lohr, Jr. to serve in the class of directors with a term expiring in 1997.


                                WITHHOLD
                                AUTHORITY
                                   for
                                   all
FOR all Nominees                Nominees

      [_]                          [_]

To withhold authority to vote for an individual Nominee, write that Nominee's name on the line below.

- --------------------------------------------------------------------------------

2. APPROVAL OF AUDITORS

   For   Against   Abstain

   [_]     [_]       [_]


3. APPROVAL OF AMENDMENT TO 1987 STOCK OPTION PLAN

   For   Against   Abstain

   [_]     [_]       [_]


4. APPROVAL OF GRANT OF AN OPTION TO ACQUIRE COMPANY STOCK MADE TO PRESIDENT AND CEO

   For   Against   Abstain

   [_]     [_]       [_]


5. IN THEIR DISCRETION on any other matter which may properly come before the meeting, including any adjournment thereof.


         PLEASE MARK YOUR CHOICE LIKE THIS [X] IN BLUE OR BLACK INK

LOGO

                              DANAHER CORPORATION

                                 PROXY FOR 1994

                  ANNUAL MEETING OF SHAREHOLDERS--MAY 17, 1994

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF DANAHER
                                  CORPORATION

  The undersigned acknowledges receipt of the Proxy Statement and Notice, dated March 30, 1994, of the Annual Meeting of Shareholders and hereby appoints Steven M. Rales and Mitchell P. Rales, and each of them, with full power of substitution, the attorneys, agents and proxies of the undersigned, to act for and in the name of the undersigned and to vote all the shares of Common Stock of the undersigned which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Danaher Corporation (the "Company") to be held May 17, 1994, and at any adjournment or adjournments thereof, for the following matters:

  Proxies will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 and 4. PLEASE SIGN AND DATE ON THE REVERSE SIDE.

1. ELECTION OF DIRECTORS. Nominees Mortimer M. Caplin, Donald J. Ehrlich and Walter G. Lohr, Jr. to serve in the class of directors with a term expiring in 1997.

           [_] FOR Nominees      [_] WITHHOLD AUTHORITY for Nominees

          To withhold authority to vote for an individual Nominee, write that Nominee's name on the line below.

         -----------------------------------------------------------

2. APPROVAL OF AUDITORS

    [_] FOR  [_] AGAINST  [_] ABSTAIN


3. APPROVAL OF AMENDMENT TO 1987 STOCK OPTION PLAN

    [_] FOR  [_] AGAINST  [_] ABSTAIN


4. APPROVAL OF GRANT OF AN OPTION TO ACQUIRE COMPANY STOCK MADE TO THE PRESIDENT AND CEO

    [_] FOR  [_] AGAINST  [_] ABSTAIN


5. IN THEIR DISCRETION on any other matter which may properly come before the meeting, including any adjournment thereof.

                                               Dated:                    , 1994
                                                      -------------------

                                               --------------------------------

                                               --------------------------------
                                                 Signature of Shareholder(s)
Please sign, date and promptly return this proxy in the enclosed envelope. No postage is required if mailed in the United States. Please sign exactly as your name appears in the space on the left. If stock is registered in more than one name, each holder should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the proxy must be signed by a duly authorized officer, and his title should appear next to his signature.)

         PLEASE MARK YOUR CHOICE LIKE THIS [X] IN BLUE OR BLACK INK